SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))


                             CARNIVAL CORPORATION
               (Name of Registrant as Specified in Its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                               [GRAPHIC OMITTED]
                                    CARNIVAL
                                  CORPORATION


MICKY ARISON
CHAIRMAN AND CEO

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of Carnival Corporation to be held at Doral Golf Resort and Spa, 4400 N.W. 87th Avenue, Miami, Florida at 11:00 a.m. on Monday, April 10, 2000. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As you review the Proxy Statement, you will notice that parts of it have been simplified and are easier to understand. The Securities and Exchange Commission is encouraging companies to adopt "plain English," and we are pleased to be at the forefront of companies that are doing so. We are committed to communicating with you clearly and effectively.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible.

Thank you for your ongoing support of and continued interest in Carnival Corporation.

                                        Sincerely,

                                        /s/ MICKY ARISON



         CARNIVAL PLACE, 3655 N.W. 87 AVENUE, MIAMI, FLORIDA 33178-2428

                      2000 ANNUAL MEETING OF SHAREHOLDERS

                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                           -----
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING ...................   2
  WHY AM I RECEIVING THESE MATERIALS? ....................................................   2
  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS? ......................................   2
  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING? ........................................   2
  WHAT IS THE COMPANY'S VOTING RECOMMENDATION? ...........................................   2
  WHAT SHARES OWNED BY ME CAN BE VOTED? ..................................................   2
  WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A          2
  BENEFICIAL OWNER?
  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING? .....................................   2
  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING? ................................   3
  CAN I CHANGE MY VOTE? ..................................................................   3
  HOW ARE VOTES COUNTED? .................................................................   3
  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS? .......................   3
  WHAT DOES IT MEAN IF I RECEIVE MORE THAT ONE PROXY OR VOTING INSTRUCTION CARD? .........   3
  WHO CAN ATTEND THE MEETING? ............................................................   3
  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING? ....................................   3
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .......................   4
  Beneficial Ownership Table .............................................................   4
  Section 16(a) Beneficial Ownership Reporting Compliance ................................   8
PROPOSALS TO BE VOTED ON .................................................................   9
  PROPOSAL NO. 1--Election of Directors ..................................................   9
  PROPOSAL NO. 2--Amendment of Second Amended and Restated Articles of Incorporation .....  11
  PROPOSAL NO. 3--Ratification of Independent Certified Public Accountants ...............  14
BOARD STRUCTURE AND COMMITTEE MEETINGS ...................................................  14
COMPENSATION OF DIRECTORS ................................................................  15
EXECUTIVE COMPENSATION ...................................................................  16
  Summary Compensation Table .............................................................  16
  Option Grants in Last Fiscal Year ......................................................  17
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values ......  18
  Defined Benefit Plan ...................................................................  18
  Pension Plan Table .....................................................................  18
  Supplemental Executive Retirement Plan .................................................  19
  Deferred Compensation Agreements .......................................................  19
  Executive Long-Term Compensation Agreements ............................................  19
  Retirement and Consulting Agreement ....................................................  20
  Compensation Committee Interlocks and Insider Participation ............................  20
  Report of Compensation Committee on Executive Compensation .............................  22
  Stock Performance Graph ................................................................  24
TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH THE COMPANY ................................  24
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING
 AND SHAREHOLDER PROPOSALS ...............................................................  27
  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING? .....................  27
  WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED? .........................................  27
  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING? ........................................  27
  WHO WILL COUNT THE VOTE? ...............................................................  27
  IS MY VOTE CONFIDENTIAL? ...............................................................  27
  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING? ............................  27
  MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS? .  27
  HOW CAN I OBTAIN ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K? ........  28
APPENDIX A ...............................................................................  A-1

                                [GRAPHIC OMITTED]
                                    CARNIVAL
                                   CORPORATION
                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428

                               ----------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ----------------

TIME                  11:00 a.m. on Monday, April 10, 2000

PLACE                 Doral Golf Resort and Spa
                      4400 N.W. 87th Avenue
                      Miami, Florida

ITEMS OF BUSINESS     1. To elect 16 directors;

                      2. To approve an amendment to the Company's Second Amended and Restated Articles of Incorporation;

                      3. To ratify selection of independent certified public
                         accountants; and

                      4. To transact such other business as may properly come
                         before the meeting.

RECORD DATE           You are entitled to vote if you were a shareholder at the
                      close of business on February 14, 2000.

MEETING ADMISSION     Attendance at the meeting is limited to shareholders and
                      one guest each. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding shares in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date. The meeting will begin promptly at 11 o'clock.

VOTING BY PROXY       Please submit a proxy as soon as possible so that your
                      shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the QUESTIONS AND ANSWERS beginning on page 2 of this Proxy Statement and the instructions on the proxy card.

                                        By Order of the Board of Directors

                                        /s/ ARNALDO PEREZ

                                        ARNALDO PEREZ
                                        GENERAL COUNSEL AND SECRETARY

THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT MARCH 20, 2000

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                            AND THE ANNUAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors of Carnival Corporation (the "Company") is providing these proxy materials to you in connection with the Company's annual meeting of shareholders which will take place on Monday, April 10, 2000 at 11:00 a.m. As a shareholder, you are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information. Our 1999 Annual Report is also enclosed.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A: There are three proposals scheduled to be voted on at the meeting:

   /bullet/ The election of 16 directors

   /bullet/ Approval of the amendment of the Company's Second Amended and Restated Articles of Incorporation

   /bullet/ The ratification of independent certified public accountants

Q: WHAT IS THE COMPANY'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the approval of the amendment to the Second Amended and Restated Articles of Incorporation and "FOR" the ratification of independent certified public accountants.

Q: WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of February 14, 2000, the RECORD DATE, may be voted by you. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through the Company's Dividend Reinvestment Plan and the Company's Employee Stock Purchase Plan and
   (2) held for you as the BENEFICIAL OWNER though a stockbroker, bank or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND
   AS A BENEFICIAL OWNER?

A: Most of the Company's shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

   SHAREHOLDER OF RECORD

   If your shares are registered directly in your name with the Company's Transfer Agent, First Union National Bank, you are considered, with respect to those shares, the SHAREHOLDER OF RECORD and these proxy materials are being sent directly to you by the Company. As the SHAREHOLDER OF RECORD, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

   BENEFICIAL OWNER

   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the SHAREHOLDER OF RECORD. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the SHAREHOLDER OF RECORD, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

   EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?".

   In most instances, where your shares are held in street name, you will be able to do this over the Internet, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

Q: CAN I CHANGE MY VOTE?

A: You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or you may "WITHHOLD" your vote with respect to one or more of the nominees. For the amendment to the Second Amended and Restated Articles of Incorporation and the ratification of auditors, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election for directors, the 16 persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a BENEFICIAL OWNER and do not provide the SHAREHOLDER OF RECORD with voting instructions, your shares may constitute BROKER-NONVOTES, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" on page 27. In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAT ONE PROXY OR VOTING INSTRUCTION
   CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting cards you receive.

Q: WHO CAN ATTEND THE MEETING?

A: All shareholders of record as of February 14, 2000, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first come, first served basis. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport.

   If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 14, 2000 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2000.

ADDITIONAL Q&A INFORMATION REGARDING THE ANNUAL MEETING AND SHAREHOLDER PROPOSALS MAY BE FOUND ON PAGES 27 THROUGH 28 BELOW.

                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Set forth below is information concerning the share ownership of (1) all persons known by the Company to be the beneficial owners of 5% or more of the 617,254,814 shares of common stock outstanding as of February 14, 2000, (2) each executive officer of the Company named in the Summary Compensation Table which appears elsewhere in this Proxy Statement, (3) each other director of the Company and (4) all directors and executive officers as a group.

     The Estate of Ted Arison, the founder of the Company, Micky Arison, the Chairman of the Company, certain other members of the Arison family and trusts for the benefit of Ted Arison's children (collectively, the "Principal Shareholders"), beneficially own shares representing approximately 45% of the voting power of the common stock and have informed the Company that they intend to cause all such shares to be voted in favor of the 16 nominees named elsewhere in this Proxy Statement and in favor of Proposals 2 and 3 listed in the accompanying Notice of Meeting. The table begins with ownership of the Principal Shareholders. See footnote (2) below for a description of the group comprised of members of the Arison family and other persons and entities affiliated with them.

     The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares which the individual has the right to acquire as of April 13, 2000 (60 days after the record date of February 14, 2000) through the exercise of any stock option or other right.

                          BENEFICIAL OWNERSHIP TABLE


                                             AMOUNT AND
 NAME AND ADDRESS OF BENEFICIAL               NATURE OF               PERCENT OF
 OWNERS OR IDENTITY OF GROUP(1)         BENEFICIAL OWNERSHIP         COMMON STOCK
 ------------------------------         --------------------         ------------
Micky Arison ...................            118,522,160(2)(3)            19.1%
Estate of Ted Arison ...........            111,386,032(2)(4)            18.0%
 c/o Macfarlanes
  10 Norwich Street
  London EC4A 1BD
  England

Marilyn Arison .................              3,653,168(2)                  *
 Marcaz Golda Center
  23 Shaul Hamelech Blvd.
  Tel Aviv, Israel 64367

Shari Arison ...................              6,001,200(2)(5)(6)            *
 c/o Israel Arison Foundation
  Marcaz Golda Center
  23 Shaul Hamelech Blvd.
  Tel Aviv, Israel 64367

MA 1994 B Shares, L.P. .........            108,114,284(2)(7)            17.5%

MA 1994 B Shares, Inc. .........            108,114,284(2)(7)            17.5%

JMD Delaware, Inc. .............            108,114,284(2)(7)            17.5%
 as Trustee for the Micky Arison
  1994 "B" Trust

MA 1997 Holdings, L.P. .........              4,682,708(2)(8)               *
MA 1997 Holdings, Inc. .........              4,682,708(2)(8)               *

                                                                      AMOUNT AND
             NAME AND ADDRESS OF BENEFICIAL                            NATURE OF                 PERCENT OF
             OWNERS OR IDENTITY OF GROUP(1)                      BENEFICIAL OWNERSHIP           COMMON STOCK
-------------------------------------------------------          --------------------           ------------
JMD Delaware, Inc. ....................................                 4,682,708(2)(8)                *
 as Trustee for the Micky Arison
  1997 Holdings Trust

A.H.W. Limited ........................................                 6,852,708(2)                 1.1%
 as Trustee for the Shari Arison Irrevocable
  Guernsey Trust c/o Baring Brothers (Guernsey) Limited
  Arnold House, St. Julian's Avenue
  St. Peter Port
  Guernsey, Channel Islands GYI-3DA

Cititrust (Jersey) Limited, ...........................                30,085,716(2)(9)              4.9%
 as Trustee for the Ted Arison 1994
  Irrevocable Trust For Shari No. 1
  P.O. Box 728, 38 Esplanade, St. Helier
  Jersey, Channel Islands JE4-8ZT

Kentish Limited .......................................                30,085,716(2)(9)              4.9%
 c/o Baring Brothers (Guernsey) Limited
  Arnold House St. Julian's Avenue,
  St. Peter Port
  Guernsey, Channel Islands GYI-3DA

TAF Management Company ................................                 1,959,010(2)                   *
 as Trustee for the Continued Trust for
  Micky Arison

TAF Management Company ................................                 4,759,010(2)                   *
 as Trustee for the Continued Trust for
  Shari Arison Dorsman

TAF Management Company ................................                 4,759,010(2)                   *
 as Trustee for the Continued Trust for
  Michael Arison

TAF Management Company ................................                 3,400,000(2)(10)               *
 as Trustee for the Marilyn B. Arison
  Irrevocable Delaware Trust

MBA I, L.L.C. .........................................                 3,400,000(2)(10)               *

TAMMS Investment Company ..............................                 3,653,168(2)                   *
 Limited Partnership

TAMMS Management Corporation ..........................                 3,653,168(2)                   *

Arison Foundation, Inc. ...............................                   250,000(2)(6)                *
 3655 N.W. 87 Avenue
  Miami, Florida 33178

Andrew H. Weinstein ...................................               163,201,486(2)(4)(11)         26.4%
 c/o Holland & Knight LLP
  701 Brickell Avenue
  30th Floor
  Miami, Florida 33131

Boaz Nahir ............................................               111,386,032(2)(4)             18.0%
 c/o I. Gornizky & Co.
  45 Rothschild Boulevard
  Tel Aviv, Israel 61291

Robert H. Dickinson ...................................                   324,372(12)                  *

                                                      AMOUNT AND
        NAME AND ADDRESS OF BENEFICIAL                 NATURE OF           PERCENT OF
        OWNERS OR IDENTITY OF GROUP(1)           BENEFICIAL OWNERSHIP     COMMON STOCK
---------------------------------------------    --------------------     ------------
Howard S. Frank .............................            642,132(13)           *

A. Kirk Lanterman ...........................            218,944(14)           *
 Holland America Line
  300 Elliott Avenue West
  Seattle, Washington 98119

Meshulam Zonis ..............................            556,968(15)           *

Maks L. Birnbach ............................             40,700(16)           *
 c/o Fullcut Manufacturers, Inc.
  555 Fifth Avenue
  New York, New York 10017

Atle Brynestad ..............................          2,753,939(17)           *
 CG Holding AS
  Smalvolleien 65
  N-0667 Oslo, Norway

Ambassador Richard G. Capen, Jr. ............             40,802(18)           *
 6077 San Elijo
  Rancho Santa Fe, California 92067

David Crossland .............................          1,000,000               *
 c/o Airtours plc
  Parkway Three
  Parkway Business Centre
  300 Princess Road
  Manchester M14 7QU
  England

James M. Dubin ..............................          4,683,708(8)            *
 c/o Paul, Weiss, Rifkind, Wharton & Garrison
  1285 Avenue of the Americas
  New York, New York 10019-6064

Modesto A. Maidique .........................             20,000(19)           *
 Florida International University
  Office of the President
  University Park Campus
  Miami, Florida 33199

William S. Ruben ............................             17,900(20)           *
 40 E. 94th Street
  Apt. 22D
  New York, New York 10128

Stuart Subotnick ............................             60,000(21)           *
 c/o Metromedia Company
  215 East 67th Street
  New York, New York 10021

Sherwood M. Weiser ..........................             12,000(22)           *
 c/o CRC Holdings, Inc.
  3250 Mary Street
  Coconut Grove, Florida 33133

                                             AMOUNT AND
   NAME AND ADDRESS OF BENEFICIAL             NATURE OF           PERCENT OF
   OWNERS OR IDENTITY OF GROUP(1)       BENEFICIAL OWNERSHIP     COMMON STOCK
------------------------------------    --------------------     ------------
Uzi Zucker .........................              60,000(23)            *
 c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York 10167

All directors and executive officers
  as a group (20 persons) ..........         130,476,235(24)         21.0%

----------------
  *  Less than one percent.

 (1) The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178-2428. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

 (2) The Estate of Ted Arison, Micky Arison, Shari Arison and the other Arison family entities named that own shares of common stock have filed a joint statement on Schedule 13D with respect to the shares of common stock held by such persons. TAMMS Investment Company Limited Partnership ("TAMMS") owns 3,653,168 shares of common stock. TAMMS' general partner is TAMMS Management Corporation ("TAMMS Corp."), which is wholly-owned by Marilyn Arison, Ted Arison's wife. TAMMS' limited partners are various trusts established for the benefit of certain members of Ted Arison's family, including Shari Arison and Marilyn Arison (the "Family Trusts"). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 3,653,168 shares of common stock. By virtue of their interests in TAMMS, TAF Management Company and A.H.W. Limited, as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 3,653,168 shares of common stock held by TAMMS which corresponds to their respective partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to their names in the table above. Because Marilyn Arison beneficially owns all of the capital stock of TAMMS Corp., she may be deemed to beneficially own all of the 3,653,168 shares of common stock owned by TAMMS; however, she disclaims beneficial ownership of 2,620,728 of such shares of common stock (those owned by partners of TAMMS other than TAMMS Corp. and MBA I, L.L.C. ("MBA I")). Because of his position as President of TAMMS Corp., Micky Arison may be deemed to beneficially own the 3,653,168 shares of common stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of all such shares which are beneficially owned by TAMMS.

 (3) Includes (i) 2,072,000 shares of common stock issuable to Micky Arison upon his exercise of stock options granted to him in May 1995 and January 1998 and 1999, (ii) 3,653,168 shares of common stock held by TAMMS (see
     Note 2 above), (iii) 4,682,708 shares of common stock held by the MA 1997 Holdings, L.P., and (iv) 108,114,284 shares of common stock held by the MA 1994 B Shares, L.P., all of which may be deemed to be beneficially owned by Micky Arison. However, Micky Arison disclaims beneficial ownership of all such shares owned by TAMMS.

 (4) Ted Arison, the Company's founder, died in October 1999. Andrew H. Weinstein and Boaz Nahir have been appointed temporary co-administrators of his estate. Messrs. Weinstein and Nahir may be deemed to beneficially own all of the shares of common stock owned by the Estate of Ted Arison. However, each of Messrs. Weinstein and Nahir disclaims beneficial ownership of all shares of common stock owned by the Estate of Ted Arison.


 (5) Under the terms governing the Shari Arison Irrevocable Guernsey Trust, Shari Arison has the sole right to vote and direct the sale of the common stock held directly by such trust. Includes 1,200 shares of common stock owned by Shari Arison's minor children as to which she disclaims beneficial ownership.

 (6) Shari Arison is Chairman of the Arison Foundation, Inc. (the
     "Foundation"). The Foundation is governed by five trustees, the majority of whom are affiliates of Shari Arison.

 (7) MA 1994 B Shares, L.P. ("MA 1994, L.P.") owns 108,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. ("MA 1994, Inc."), which is wholly-owned by the Micky Arison 1994 "B" Trust, a trust established for the benefit of Micky Arison and his heirs (the "B Trust"). The sole limited partner of MA 1994, L.P. is the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 108,114,284 shares of common stock. By virtue of the B Trust's interest in MA 1994, L.P., the B Trust may be deemed to beneficially own all such 108,114,284 shares of common stock. Under the terms of the instrument governing the B Trust, Micky Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

 (8) MA 1997 Holdings, L.P. ("MA 1997, L.P.") owns 4,682,708 shares of common stock. The general partner of MA 1997, L.P. is MA 1997 Holdings, Inc. ("MA 1997, Inc."), which is wholly-owned by the Micky Arison 1997 Holdings Trust, a trust established for the benefit of Micky Arison and his heirs (the "MA 1997 Trust"). The sole limited partner of MA 1997, L.P. is the MA 1997 Trust. By virtue of the limited partnership agreement of MA 1997, L.P., MA 1997, Inc. may be deemed to beneficially own all of such 4,682,708 shares of common stock. By virtue of the MA 1997 Trust' interest in MA 1997, L.P., the MA 1997 Trust may be deemed to beneficially own all such 4,682,708 shares of common stock. Under the terms of the instrument governing the MA 1997 Trust, Micky Arison has the sole right to vote the common stock indirectly held by the MA 1997 Trust. The trustee of the MA 1997 Trust is JMD Delaware, Inc., a corporation wholly owned by James M. Dubin. Each of JMD Delaware, Inc. and Mr. Dubin may be deemed to beneficially own the common stock indirectly held by the

     MA 1997 Trust. Each of JMD Delaware, Inc. and Mr. Dubin disclaims beneficial ownership of all such shares which are beneficially owned by the MA 1997 Trust.

 (9) Kentish Limited, an Isle of Man corporation, is the protector of the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and has certain voting and dispositive rights with respect to the common stock held by such trust.

(10) MBA I owns 3,400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 2 above). MBA I may be deemed to own 1,000,000 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS. The Marilyn B. Arison Irrevocable Delaware Trust (the "Irrevocable Trust") owns a controlling interest in MBA I; therefore, the Irrevocable Trust may be deemed to beneficially own all such 3,400,000 shares of common stock.

(11) By virtue of being the sole shareholder of TAF Management Company, A.H.W. Limited and Kentish Limited, Mr. Weinstein may be deemed to own the aggregate of 51,815,454 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership.

(12) Includes 48,000 shares of common stock issuable to Mr. Dickinson upon exercise of stock options granted to him in August 1997 and 1998. Also includes 275,391 shares of common stock owned by Dickinson Enterprises Limited Partnership (the "Dickinson Partnership"). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the "Dickinson Trust"). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(13) Includes (i) 460,000 shares of common stock issuable to Mr. Frank upon his exercise of options granted to him in May 1995 and January 1998 and 1999,
     (ii) 9,600 shares of common stock owned by Mr. Frank's wife as to which he disclaims beneficial ownership, and (iii) 952 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.
(14) Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).

(15) Includes 24,000 shares of common stock issuable to Mr. Zonis upon his exercise of options granted to him in January 1998 and 1999.

(16) Includes 8,000 shares of common stock owned by Trust Under Will of Norman Salit (Mr. Birnbach is trustee), and 1,000 shares of common stock owned by Fullcut Manufacturers Inc. Employee Pension Fund (Mr. Birnbach is the trustee of such fund), as to which he disclaims beneficial ownership. Also includes 20,000 shares of common stock issuable to Mr. Birnbach upon his exercise of stock options granted to him in July 1995.

(17) Includes shares of common stock owned by CG Holding AS and CG Cruise Invest AS, both of which are owned and controlled by Mr. Brynestad.

(18) Includes 20,000 shares of common stock issuable to Ambassador Capen upon his exercise of stock options granted to him in April 1999. Also includes 20,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Ambassador Capen's wife as to which he disclaims beneficial ownership.

(19) Includes 20,000 shares of common stock issuable to Dr. Maidique upon his exercise of stock options granted to him in April 1999.

(20) Includes 11,000 shares of common stock issuable to Mr. Ruben upon his exercise of stock options granted to him in July 1997.

(21) Includes 20,000 shares of common stock issuable to Mr. Subotnick upon his exercise of stock options granted to him in July 1997.
(22) Includes 4,000 shares of common stock owned by Mr. Weiser's wife as to which he disclaims beneficial ownership.

(23) Includes 20,000 shares of common stock issuable to Mr. Zucker upon his exercise of stock options granted to him in July 1997.

(24) Includes an aggregate of 2,758,200 shares of common stock issuable to directors and executive officers upon their exercise of previously granted options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year and upon written representations from persons known to the Company to be subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "reporting person") that no Form 5 is required to be filed for such reporting person, all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 1999.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are 16 nominees for election to our Board of Directors this year. Each nominee currently serves as a director of the Company. All directors are to be elected to serve until the next annual meeting and until their successors are elected.

     With respect to each nominee set forth below, the information presented includes such person's age, the month and year in which such person first became a director, any other position held with the Company, such person's principal occupations during the past five years and any directorships held by such nominee in public or certain other companies.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

     MICKY ARISON, age 50, has been Chairman of the Board of Directors since October 1990 and a director since June 1987. He has been Chief Executive Officer of the Company since 1979. He is Shari Arison's brother.

     SHARI ARISON, age 42, was a director from June 1987 until July 1993. Ms. Arison was reappointed to the Board of Directors in June 1995. Ms. Arison is Chairman of Arison Holdings (1998) Ltd., a holding company which invests in the banking, real estate, communications and technology companies, and a member of the Board of Directors of Bank Hapoalim, the largest bank in Israel. She also the Chairman of the Board of Trustees of the Arison Foundation, Inc. and the Ted Arison Charitable Foundation. She is also part owner of Shargad Orchanim Ltd., which together with its affiliates, owns and manages highway service centers in Israel. She is Micky Arison's sister.

     MAKS L. BIRNBACH, age 79, has been a director since July 1990. Mr. Birnbach has been the owner and Chairman of the Board of Fullcut Manufacturers Inc., a New York wholesale importer and exporter of diamonds. Mr. Birnbach is also a director of the Diamond Manufacturers and Importers Association located in New York. He is the Vice Chairman of the American Committee of the Weizmann Institute for Science and a governor of its Research Institute in Rechovot, Israel.

     ATLE BRYNESTAD, age 46, has been a director since April 1999. Mr. Brynestad is the owner and Chairman and Chief Executive Officer of CG Holding AS, a Norwegian company which owns various Scandinavian companies within the real estate and retail industries and a portfolio of publicly traded securities. He was the founder of Seabourn Cruise Line.

     AMBASSADOR RICHARD G. CAPEN, JR., age 65, has been a director since April 1994. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the Board of Directors of the Economy Fund, Smallcap Fund and Fixed Income Fund of The Capital Group.

     DAVID CROSSLAND, age 53, was appointed to the Board of Directors in April 1996. Since 1972, Mr. Crossland has been the Chairman and a director of Airtours plc, an integrated leisure travel group ("Airtours").

     ROBERT H. DICKINSON, age 57, has been a director since June 1987. Mr. Dickinson was Senior Vice President-Sales and Marketing of the Carnival Cruise Lines division of the Company ("CCL") from 1979 through May 1993. Since May 1993, Mr. Dickinson has served as President and Chief Operating Officer of CCL.


     JAMES M. DUBIN, age 53, was appointed to the Board of Directors in July 1995. Mr. Dubin is a Senior Partner with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Dubin is also a member of the Board of Directors of Conair Corporation, an international designer, manufacturer and marketer of branded consumer products.

     HOWARD S. FRANK, age 58, has been Vice Chairman of the Board of Directors since October 1993 and a director since April 1992. He was appointed Chief Operating Officer in January 1998. From July 1989 to January 1998, he was Chief Financial Officer and Chief Accounting Officer of the Company. From July 1975 through June 1989, he was a partner with PricewaterhouseCoopers LLP.

     A. KIRK LANTERMAN, age 68, is a Certified Public Accountant and has been a director since April 1992. He has been Chairman of the Board, President and Chief Executive Officer of Holland America Line-Westours Inc. ("HALW") since August 1999. From March 1997 to August 1999, he was Chairman of the Board and Chief Executive Officer of HALW. From December 1989 to March 1997, he was President and Chief Executive Officer of HALW. From 1983 to 1989, he was President and Chief Operating Officer of HALW. From 1979 to 1983 he was President of Westours, Inc. which merged with Holland America Line in 1983.

     MODESTO A. MAIDIQUE, age 59, has been a director since April 1994. He has been President of Florida International University ("FIU") since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Gerome Therapeutics Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

     WILLIAM S. RUBEN, age 72, has been a director since July 1987. Since April 1989, Mr. Ruben has been the President and sole shareholder of William Ruben, Inc., a consulting firm based in New York. Mr. Ruben is a director of Sales Service America, Inc., a public corporation headquartered in Alexandria, Virginia.

     STUART SUBOTNICK, age 58, has been a director since July 1987. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He was a director of Metromedia Inc., a predecessor company, from 1982 and its Executive Vice President from 1986. Prior to 1986, Mr. Subotnick was Senior Vice President-Finance of Metromedia Inc. from October 1983 and a member of the Office of the President from 1982. He is a director of Metromedia International Group, Inc., Metromedia Fiber Networks Inc. and Big City Radio Inc.

     SHERWOOD M. WEISER, age 69, has been a director since July 1987. Mr. Weiser has been, since its formation in 1998, Chairman of the Board and Chief Executive Officer of CRC Holdings, Inc. (d/b/a Carnival Resorts & Casinos). From 1994 to 1998, Mr. Weiser served as Chairman and Chief Executive Officer of CHC International, Inc., an independent hotel and casino development and management company. Mr. Weiser is a member of the Board of Directors of Mellon United National Bank and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Co.) and a trustee of the University of Miami.

     MESHULAM ZONIS, age 66, has been a director since June 1987. Mr. Zonis has been Senior Vice President-Operations of CCL since 1979.

     UZI ZUCKER, age 64, has been a director since July 1987. Mr. Zucker joined Bear, Stearns & Co. in 1967 and was a Limited Partner until 1982 and has been a General Partner thereafter. Mr. Zucker has been a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") since 1985. He is a director of Conair Corporation, Jerusalem Economic Corporation Ltd., Alliance Tire Company Ltd. and Industrial Buildings Corporation Ltd.

                                PROPOSAL NO. 2

                        AMENDMENT OF SECOND AMENDED AND
                      RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has approved, subject to the approval of the shareholders of the Company, an amendment to the Company's Second Amended and Restated Articles of Incorporation (the "Restated Articles"). At the Annual Meeting, shareholders will be asked to approve the amendment. A translation of the full text of the amendment is attached to this Proxy Statement as Appendix A and readers are urged to refer to it for a complete description of the amendment to the Restated Articles.

     On February 8, 2000, the United States Treasury Department issued proposed Treasury Regulations to Section 883 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to income derived by foreign corporations from the international operation of a ship or ships (which includes certain cruise ship income). The proposed regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships will exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded. A corporation's stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., that 50% or more of its stock is owned by persons who each own 5% or more of the corporation's stock.

     To the best of the Company's knowledge, after due investigation, it currently qualifies as a publicly traded corporation under these proposed regulations. However, because the Principal Shareholders own approximately 45% of the Company's common stock, there is the potential that another shareholder could acquire 5% or more of the Company's common stock which could jeopardize the Company's qualification as a publicly traded corporation. If the Company in the future were to fail to qualify as a publicly traded corporation, the Company would be subject to United States income tax on its income associated with its cruise operations in the United States ("United States Shipping Income Tax"). In such event, the Company and its shareholders would be materially and adversely affected. In particular, the Company's net income and stock price would be negatively impacted. As a precautionary matter, the Board of Directors has approved an amendment to the Restated Articles that is designed to ensure that the Company will continue to qualify as a publicly traded corporation under the proposed regulations.

     The proposed amendment provides that no one person or group of related persons may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of the Company's common stock, whether measured by vote, value or number (the "Ownership Limit"), other than the Existing Holders (generally defined to be the Principal Shareholders and their permitted transferees). In addition, the proposed amendment generally restricts the transfer of any shares of the Company's common stock if such transfer would leave the Company subject to United States tax on its income associated with its United States Shipping Income Tax. In general, the attribution rules attribute stock (i) among members of the same family, (ii) to shareholders owning 50% or more of a corporation from that corporation, (iii) among corporations which are members of the same controlled group, (iv) among grantors, beneficiaries and fiduciaries of trusts, and (v) to partners of a partnership from that partnership. The Ownership Limit will not apply to the Existing Holders. The Existing Holders will be permitted to transfer their shares of the Company's common stock without complying with the Ownership Limit so long as transfer does not cause the Company to be subject to United States Shipping Income Tax.

     To the best of the Company's knowledge, after due investigation, no person, other than the Existing Holders, owns more than 4.9% of the value of the Company's common stock. To the extent that any person is in violation of the Ownership Limit on the date the proposed amendment becomes effective, such person will be subject to the consequences described below. These consequences can be avoided by transferring any shares of common stock in excess of the Ownership Limit prior to the effectiveness of the proposed amendment. If adopted by the Company's shareholders, the proposed amendment will become effective shortly after the Company's annual meeting of shareholders on April 10, 2000.

     The proposed amendment provides that the Board of Directors may waive the Ownership Limit or transfer restrictions (in any specific instance) if evidence satisfactory to the Board of Directors and tax counsel to the Company is presented that such ownership will not jeopardize the Company's status as exempt from United States income taxation on gross income from the international operation of a ship or ships, within the meaning of Section 883 of the Code. The Board of Directors may also terminate the Ownership Limit and transfer restrictions generally at any time for any reason.

     Under the proposed amendment, if a purported transfer or other event (including owning shares of common stock in excess of the Ownership Limit on the effective date of the proposed amendment) results in the ownership of common stock by any shareholder in violation of the Ownership Limit (or cause the Company to be subject to United States Shipping Income Tax), such shares of common stock in excess of the Ownership Limit or which would cause the Company to be subject to United States Shipping Income Tax will automatically be designated as "Excess Shares" to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common stock in violation of the Ownership Limit (or causes the Company to become subject to United States Shipping Income Tax) and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of Excess Shares will be required to give written notice to the Company of a purported transfer or other event that would result in Excess Shares. The purported transferee or holders of such Excess Shares shall have no rights in such Excess Shares, other than a right to the payments described below.

     Excess Shares will not be treasury stock but rather will continue to be issued and outstanding shares of common stock of the Company. While outstanding, Excess Shares will be transferred to a trust. The trustee of such trust will be appointed by the Company and will be independent of the Company and the purported holder of the Excess Shares. The beneficiary of such trust will be one or more charitable organizations selected by the trustee. The trustee will be entitled to vote the Excess Shares on behalf of the beneficiary. If, after the purported transfer or other event resulting in Excess Shares and prior to the discovery by the Company of such transfer or other event, dividends or distributions are paid with respect to such Excess Shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon liquidation, dissolution or winding up of the Company, the purported transferee or other purported holder will receive a payment that reflects a price per share for such Excess Shares generally equal to the lesser of (i) in the case of Excess Shares resulting from a purported transfer, the price per share paid in the transaction that created such Excess Shares (or, in the case of certain other events, the market price per share for the Excess Shares on the date of such event), or (ii) in the case of Excess Shares resulting from an event other than a purported transfer, the market price for the Excess Shares on the date of such event.

     At the direction of the Board of the Directors, the trustee will transfer the Excess Shares held in trust to a person or persons (including the Company) whose ownership of such Excess Shares will not violate the Ownership Limit or otherwise cause the Company to become subject to United States Shipping Income Tax within 180 days after the later of the transfer or other event that resulted in such Excess Shares or the Company becomes aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as Excess Shares will cease and the purported holder of the Excess Shares will receive the payment described below. The purported transferee or holder of the Excess Shares will receive a payment that reflects a price per share for such Excess Shares equal to the lesser of (i) the price per share received by the trustee and (ii) the price per share such purported transferee or holder paid in the purported transfer that resulted in the Excess Shares (or, if the purported transferee or holder did not give value for such Excess Shares (through a gift, devise or other event) a price per share equal to the market price on the date of the purported transfer or other event that resulted in the Excess Shares). A purported holder of the Excess

Shares will not be permitted to receive an amount that reflects any appreciation in the Excess Shares during the period that such Excess Shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the Excess Shares must be turned over to the charitable beneficiary of the trust.

     If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Company.

     The Company will have the right to purchase any Excess Shares held by the trust for a period of 90 days from the later of (i) the date the transfer or other event resulting in Excess Shares has occurred and (ii) the date the Board of Directors determines in good faith that a transfer or other event resulting in Excess Shares has occurred. The price per Excess Share to be paid by the Company will be equal to the lesser of (i) the price per share paid in the transaction that created such Excess Shares (or, in the case of certain other events, the market price per share for the Excess Shares on the date of such event), or (ii) the lowest market price for the Excess Shares at any time after their designation as Excess Shares and prior to the date the Company accepts such offer.

     Shareholders should be aware that the Ownership Limit contained in the proposed amendment, if adopted, could have the effect of delaying, deferring or preventing a change in control of the Company or other transaction in which the Company's shareholders might receive a premium for their shares of common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. To the extent that the proposed regulations are either not adopted or are adopted in form which, in the opinion of the Board of Directors, does not require the proposed amendment to ensure that the Company will maintain its income tax exemption for its shipping income, the Board of Directors may determine, in its sole discretion, to terminate the Ownership Limit and the transfer restrictions in the amendment.

     For the reasons stated above, the Board believes that it is in the best interests of the Company and its shareholders to approve the amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES TO PROHIBIT ANY PERSON, OTHER THAN THE EXISTING HOLDERS, FROM ACQUIRING OR HOLDING SHARES THAT WOULD GIVE SUCH PERSON IN THE AGGREGATE MORE THAN 4.9% OF THE VALUE OF THE SHARES OF COMMON STOCK OF THE COMPANY.

                                PROPOSAL NO. 3

           RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent certified public accountants of the Company for the fiscal year ending November 30, 2000, subject to approval of the shareholders. A representative of such firm will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions which the shareholders might have.

     Although ratification by the shareholders of the appointment of independent certified public accountants is not legally required, the Board of Directors believes that such action is desirable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE 2000 FISCAL YEAR.



                    BOARD STRUCTURE AND COMMITTEE MEETINGS

     During the fiscal year ended November 30, 1999, the Board of Directors held a total of five meetings and acted on one occasion by written consent. The Board of Directors has established standing Executive, Audit, Nominating, Compensation and Plan Administration Committees. The membership during fiscal 1999 and the function of each committee are described below. During the fiscal year ended November 30, 1999, except for Shari Arison and David Crossland, each director attended at least 75% of all Board of Directors and applicable committee meetings.


                                                                                                     NUMBER OF MEETINGS/
            NAME OF COMMITTEE                                                                         CONSENT ACTIONS
              & MEMBERS                                  FUNCTIONS OF THE COMMITTEE                    IN FISCAL 1999
---------------------------------------                  --------------------------                  -------------------
EXECUTIVE:                                /bullet/ Exercises the authority of the full Board                 13
 Micky Arison, Chair                               of Directors in between Board meetings
 Howard S. Frank
 Maks L. Birnbach

AUDIT:                                    /bullet/ Inspects the work and written reports of                   4
 Stuart Subotnick, Chair                           Company's internal audit department
 Richard G. Capen, Jr.                    /bullet/ Reviews submission from independent auditors
 William S. Ruben                         /bullet/ Makes recommendations regarding the selection
                                                   of independent auditors

NOMINATING:                               /bullet/ Nominates directors to be elected by the                   1
 Uzi Zucker, Chair                                 Shareholders
 Sherwood M. Weiser

COMPENSATION:                             /bullet/ Makes recommendations for compensation of                  2
 Sherwood M. Weiser, Chair                         independent directors and senior management
 Micky Arison
 Modesto A. Maidique
 Uzi Zucker

PLAN ADMINISTRATION:                      /bullet/ Administers stock incentive plans                         10
 Sherwood M. Weiser, Chair                /bullet/ Makes grants of stock and option awards
 Modesto A. Maidique
 Uzi Zucker

                           COMPENSATION OF DIRECTORS

     The following table provides information on the Company's compensation and reimbursement practices during fiscal 1999 for non-employee directors (other than Atle Brynestad and David Crossland who have elected to serve without compensation). Directors who are employed by the Company or its subsidiaries do not receive any compensation for their Board activities.


Annual Director Retainer ..........................................        $28,000
Additional Retainer for Committee Chair ...........................         $4,000
Additional Retainer for Committee Membership ......................         $2,000
Board and Committee Meeting Attendance Fees (per meeting) .........         $1,000
Reimbursement for Expenses Attendant to Board Membership ..........           Yes
Stock Options .....................................................20,000 per 5-years of service

     Based on various surveys of directors' compensation, the Compensation Committee of the Board of Directors has recommended to the Board of Directors and the Board of Directors has approved, an increase in the annual retainer for members of the Board of Directors to $38,000 per year and the attendance fee per Board meeting to $2,000, effective January 10, 2000.

     On July 10, 1993, the Board of Directors adopted the 1993 Outside Directors' Stock Option Plan (the "Outside Director Plan") to provide additional compensation to non-employee directors. Each non-employee director elected or appointed to the Board for the first time is granted an option to purchase 20,000 shares of common stock. Thereafter, for each five-year period of consecutive service as a non-employee director, an option to purchase an additional 20,000 shares of common stock is granted. The exercise price of each option granted under the Outside Director Plan may not be less than the average of the high and the low sales price of a share of common stock on the New York Stock Exchange on the date of grant.

     Options granted under the Outside Director Plan are immediately exercisable for a period of five years from the date of grant for options granted prior to April 13, 1998 and ten years from the date of grant for options granted on or after April 13, 1998. The maximum number of shares of common stock which may be made subject to options under the Outside Director Plan is 800,000. The Outside Director Plan is effective for a period of ten years from the date of adoption by the Board of Directors.

     During fiscal 1999, 20,000 options were granted to each of Richard G. Capen, Jr. and Modesto A. Maidique effective April 19, 1999 at an exercise price of $46.875 per share. Shari Arison, Atle Brynestad, David Crossland and James M. Dubin do not receive options under the Outside Director Plan.

                            EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers for the fiscal year ending November 30, 1999 as well as their compensation for each of the fiscal years ending November 30, 1998 and November 30, 1997.

                          SUMMARY COMPENSATION TABLE


                                                     ANNUAL COMPENSATION
                                      -------------------------------------------------


                                                                        OTHER ANNUAL
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)       BONUS($)       COMPENSATION($)(1)
---------------------------    ----   ---------       --------       ------------------
Micky Arison                  1999     501,000        1,500,000           128,500
 Chairman, CEO                1998     501,000        1,500,000           104,900
 and Director                 1997     501,000        1,100,000            93,000

Howard S. Frank               1999     406,000        1,480,000                --
 Vice Chairman, COO           1998     408,000        1,300,000                --
 and Director                 1997     408,000          900,000                --

Robert H. Dickinson           1999     412,000        1,248,000(3)             --
 President and COO of         1998     414,000        1,001,000(3)             --
 CCL and Director             1997     413,000          814,000(3)             --

A. Kirk Lanterman             1999     214,000          845,000(4)             --
 Chairman and CEO of          1998     214,000          873,000(4)             --
 HAL-Westours Inc.            1997     214,000          800,000(4)             --
 and Director

Meshulam Zonis                1999     308,000          638,000(3)             --
 Sr. VP Operations of         1998     308,000          520,000(3)             --
 CCL and Director             1997     308,000          430,000(3)             --


                                LONG TERM COMPENSATION AWARDS
                              ----------------------------------
                                                   NUMBER OF
                                 RESTRICTED        SECURITIES
                                    STOCK          UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION     AWARDS($)(2)    OPTIONS/SARS(#)   COMPENSATION($)
---------------------------     ------------    ---------------   ---------------
Micky Arison                     2,636,250          120,000               --
 Chairman, CEO                   2,745,000          120,000               --
 and Director                    1,595,625          120,000               --

Howard S. Frank                  2,196,875          100,000               --
 Vice Chairman, COO              2,287,500          100,000               --
 and Director                    1,329,688          100,000               --

Robert H. Dickinson              1,817,500           64,000               --
 President and COO of            1,442,500           80,000               --
 CCL and Director                  856,250           80,000               --

A. Kirk Lanterman                       --               --           14,000(5)
 Chairman and CEO of                    --               --           16,000(5)
 HAL-Westours Inc.                      --               --           16,000(5)
 and Director

Meshulam Zonis                     118,828(3)        40,000               --
 Sr. VP Operations of              123,863(3)        40,000               --
 CCL and Director                   73,678(3)        40,000               --

---------------
(1) Represents the fair market value of personal use of corporate aircraft. For the other named executive officers listed in the table, personal benefits for each executive officer did not exceed $50,000 or 10% of such executive officer's total annual salary and bonus for the fiscal years ended
    November 30, 1999, 1998 and 1997, respectively.

(2) Represents the value, based on the closing market price of the common stock on the New York Stock Exchange on the date of grant. As of November 30, 1999, Messrs. Arison, Frank, Dickinson, Lanterman and Zonis owned 114,696,002 shares, 121,839 shares, 316,208 shares, 210,780 shares, and
    530,428 shares of restricted common stock, respectively. At November 30, 1999, based on the closing price of the common stock on such date, such restricted shares of common stock owned by Messrs. Arison, Frank, Dickinson, Lanterman and Zonis had a value of $5,060,961,088, $5,376,146, $13,952,678, $9,300,668, and $23,405,136, respectively. The restricted shares of common stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of common stock.

(3) Represents payments to Mr. Dickinson and Mr. Zonis pursuant to the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan") which allows key management employees of the Carnival Cruise Lines division of the Company to participate in an incentive award pool. For fiscal 1999 the incentive award pool was 1.79% of (i) the consolidated net income of Carnival Cruise Lines division of the Company ("CCL Net Income") for the fiscal year ended November 30, 1999, minus (ii) $190,649,000. For fiscal 1998, the incentive award pool was 1.94% of (i) the CCL Net Income for the fiscal year ended November 30, 1998, minus (ii) $183,107,000. For fiscal 1997, the incentive award pool was 1.75% of (i) the CCL Net Income for the fiscal years ended November 30, 1997, minus (ii) $188,355,000. Beginning in 1997, Mr. Dickinson's annual bonus payable pursuant to the CCL Plan was paid entirely in cash. For all other participants, including Mr. Zonis, a portion of the annual bonus payable pursuant to the CCL Plan is payable in shares of common stock which vest one year following the date of grant.

(4) Represents amounts payable to Mr. Lanterman pursuant to the Holland America Line-Westours Inc. ("HALW") Key Management Incentive Plan (the "HALW
    Plan") which allowed key management employees of HALW to participate in an incentive award pools for both fiscal 1999 and 1998 of 3.4% of the consolidated net income of HAL Antillen N.V. The participation percentage for fiscal 1997 was 3.7% of the consolidated net income of HAL Antillen N.V. For fiscal 1999, 1998 and 1997, $2,250,000, $2,200,000 and
    $1,802,000, respectively, have been deferred by Mr. Lanterman pursuant to the terms of a Retirement and Consulting Agreement (see "Retirement and Consulting Agreement" below).

(5) Represents amounts paid on behalf of Mr. Lanterman pursuant to the Westours Profit Sharing Plan (the "Profit Sharing Plan") and the Westours Employee Savings Plan (the "Savings Plan"). The amounts paid or accrued to Mr. Lanterman under the Profit Sharing Plan in fiscal 1999, 1998 and 1997 were $11,200, $12,800 and $12,800, respectively. The employer contributions made on behalf of Mr. Lanterman under the Savings Plan for fiscal 1999, 1998 and 1997 were $3,200, $3,333 and $3,167, respectively. The Profit Sharing Plan and the Savings Plan are generally available to all employees of HALW.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth all stock options granted to the Company's Chief Executive Officer and its four other most highly compensated executive officers during fiscal 1999.


                                                                                                     GRANT DATE
                                                       INDIVIDUAL GRANTS                                VALUE
                                   ------------------------------------------------------------     -------------
                                    NUMBER OF        PERCENT OF
                                   SECURITIES       TOTAL OPTIONS
                                   UNDERLYING        GRANTED TO      EXERCISE OR                     GRANT DATE
                                     OPTIONS        EMPLOYEES IN      BASE PRICE     EXPIRATION     PRESENT VALUE
NAME                               GRANTED(#)        FISCAL YEAR      ($/SH)(3)         DATE           ($)(4)
----                               ----------       -------------    -----------     ----------     -------------
Micky Arison ................        120,000(2)          7.59%          45.375       1/11/2009       1,789,200
Howard S. Frank .............        100,000(2)          6.32%          45.375       1/11/2009       1,491,000
Robert H. Dickinson .........         64,000(2)          4.05%          45.875       8/01/2009       1,031,040
A. Kirk Lanterman ...........              0               --               --              --               0
Meshulam Zonis ..............         40,000(2)          2.53%          45.375       1/11/2009         596,400

----------------
(1) No stock appreciate rights were granted to the executive officers in fiscal 1999.

(2) The term for each option is ten years, unless expiration occurs earlier due to termination of employment. Subject to accelerated vesting upon the death or disability of the option holder, each option is exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the option, on or after first through fifth anniversaries of the grant date. Each option is exercisable in full with respect to the aggregate number of shares on or after the fifth anniversary of the grant date.
(3) Represents fair market value of common stock at date of grant.

(4) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table at $14.91 per share at January 11, 1999 and $16.11 per share at August 1, 1999. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The Grant Date Present Values presented in the table were determined in part using the following assumptions:

                                          JANUARY 11, 1999     AUGUST 1, 1999
                                          ----------------     --------------
    Expected volatility ..............          26.20%            26.40%
    Risk-free interest rate ..........           4.72%             5.65%
    Expected dividend yield ..........            .80%              .80%
    Expected option life .............         6 years            6 years

    The real value of the options in this table depends upon the actual performance of the common stock during the applicable period and upon when they are exercised. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES(1)

     The following table provides information on option exercises by the Company's Chief Executive Officer and its four other most highly compensated executive officers during fiscal 1999 and the values of each of such officer's unexercised options at November 30, 1999.


                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING               VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(2)
                               SHARES ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                            ON EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   -----------  -----------   -------------   -----------   -------------
Micky Arison ................           --              --     2,024,000       216,000      68,072,750     1,791,000
Howard S. Frank .............      200,000       7,393,750       420,000       180,000      13,898,125     1,492,500
Robert H. Dickinson .........           --              --        48,000       176,000         878,000     1,602,000
A. Kirk Lanterman ...........           --              --            --            --              --            --
Meshulam Zonis ..............           --              --         8,000        72,000         149,250       597,000

----------------
(1) No stock appreciation rights are held by any of the named executive officers.

(2) The value of the unexercised options is based upon the difference between the exercise price and the average of the high and low market prices of the common stock on November 30, 1999 of $45.0625.

DEFINED BENEFIT PLAN

     The following table sets forth estimated pension benefits payable at age 65 (the "Normal Retirement Date"), pursuant to the nonqualified pension plan adopted by the Company effective January 1, 1989 (the "Pension Plan"). The Pension Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of .5% for each month that distribution of benefits precedes the participant's Normal Retirement Date.

                              PENSION PLAN TABLE


                                          YEARS OF SERVICE
                           -------------------------------------------------
REMUNERATION                 15        20        25         30         35
------------               -------   -------   -------   --------   --------
$267,117 and above.....    $55,800   $74,400   $93,000   $111,600   $111,600

     A participant's benefits under the Pension Plan are calculated based on an employee's length of service with the Company and the average of the participant's five highest consecutive years of compensation (including base pay, overtime, bonuses and commissions) out of the last ten years of service. Subject to the benefit limitation policy discussed below, the eligible compensation with respect to the individuals named in the Summary Compensation Table would include substantially the same types and amounts of annual compensation shown in the Summary Compensation Table.

     The normal form of payment is a straight life annuity with benefits ceasing at the later of the death of the participant or five years from the date of first payment. If the employee is married, pension benefits are presumptively payable on a reduced 50% joint and survivor annuity basis with the employee's spouse as the contingent annuitant. Other forms of distribution are available under the Pension Plan, including a lump sum distribution.

     The Company has adopted a benefit limitation policy for the Pension Plan consistent with Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"). The annual compensation for the fiscal year ended November 30, 1999 covered by the Pension Plan for the individuals named in the Summary Compensation Table, except for A. Kirk Lanterman who is not eligible for participation in the Pension Plan, is limited to $267,117 (as may be indexed) pursuant to Section 401(a)(17) of the Code.

     The Pension Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

     As of December 31, 1999, the years of credited service under the Pension Plan for each of the executive officers named in the Summary Compensation Table, except for A. Kirk Lanterman who is not eligible for participation in the Pension Plan, will be as follows: Micky Arison, age 50, with 24 credited years of service; Robert H. Dickinson, age 57, 24 years; Meshulam Zonis, age 66, 24 years; and Howard S. Frank, age 58, 10 years. In consideration of Mr. Frank's forfeiture of retirement benefits from his prior employer, on April 17, 1995, the Compensation Committee approved an agreement with Mr. Frank whereby the Company agreed to compensate Mr. Frank upon his retirement for benefits he would have received under the Pension Plan if he had been credited with an additional 13 years of service in addition to the actual years of credited service, reduced by the amounts payable to him under the Pension Plan.

     Effective January 1, 1998, the Company established a 401(k)/profit sharing plan and a nonqualified savings/profit sharing plan. Effective January 1, 1998, participants in the nonqualified employee pension plan chose either to remain in the nonqualified employee pension plan with limited participation in the nonqualified savings plan or to freeze participation in the nonqualified pension plan and fully participate in the nonqualified savings/profit sharing plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective December 1, 1999 the Company established the Supplemental Executive Retirement Plan (the "SERP") to provide benefits to a select group of management or highly compensated employees. Currently only Robert H. Dickinson and Howard S. Frank are eligible to participate. The SERP provides a benefit equal to 50% of final pay (as defined in the SERP) reduced proportionately for each year of service less than 25. The SERP provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 3% for each year that the participant retires before age 65. The SERP benefit is offset for any benefit payable under the Pension Plan described above and for Social Security benefits. Mr. Dickinson's waiver of benefits under the Deferred Compensation Agreement described below was a precondition to his participation in the SERP.

DEFERRED COMPENSATION AGREEMENTS

     The Company has entered into deferred compensation agreements with two named executive officers, Robert H. Dickinson and Meshulam Zonis. Mr. Dickinson recently waived his rights to benefits under this deferred compensation agreement in exchange for participation in the Company's Supplemental Executive Retirement Plan, discussed above. Mr. Zonis' agreement provides for the payment of an annual deferred compensation benefit equal to 50% of his annual compensation, payable for 15 years in equal monthly installments after he retires. "Compensation" is defined as the average of Mr. Zonis' annual salary and bonuses, up to a maximum of $400,000 earned during the last five years of employment preceding his retirement or other separation from service. Mr. Zonis may retire and begin receiving an unreduced benefit anytime because he has reached age 65 and has 10 years of continuous service with the Company. Assuming average final compensation calculated according to Mr. Zonis' annual compensation over the last five years, the estimated annual benefits payable to Mr. Zonis would be $200,000. He may also be entitled to benefits under certain other circumstances specified in the agreement. If Mr. Zonis dies before receiving the entire benefit payable to him, the balance is paid to his beneficiary or estate.

     All amounts are forfeited if Mr. Zonis engages in any conduct which in the Company's opinion is contrary to the Company's best interests, if his employment is terminated for cause, if he engages in competition with the Company, or if he fails to assist the Company when asked.

EXECUTIVE LONG-TERM COMPENSATION AGREEMENTS

     The Company has entered into Executive Long-Term Compensation Agreements (the "Compensation Agreements") with Micky Arison, Chairman and Chief Executive Officer, Howard S.

Frank, Vice Chairman and Chief Operating Officer, and Robert H. Dickinson, President and Chief Operating Officer of CCL (each an "Officer"). The Compensation Agreements provide that during the term of such Officer's employment with the Company, the Company will provide long term compensation (in addition to his annual compensation consisting of a base salary and annual bonus, which in the case of Mr. Dickinson is awarded under the 1994 Carnival Cruise Lines Key Management Incentive Plan) in the form of annual grants to each Officer, contingent upon satisfactory performance, as follows: Mr. Arison, 60,000 restricted shares of common stock and 120,000 options to purchase common stock; Mr. Frank, 50,000 restricted shares of common stock and 100,000 options to purchase common stock; and Mr. Dickinson, 40,000 restricted shares of common stock and 80,000 options to purchase common stock.

     The options vest in five equal annual installments beginning one year from the date of grant and the restricted shares of common stock vest five years from the date of grant. Unvested options and restricted shares of common stock are forfeited if an Officer's employment is terminated for cause, if he engages in competition with the Company or if he violates the nondisclosure provisions of the Compensation Agreement.

RETIREMENT AND CONSULTING AGREEMENT

     In 1999, the Company entered into a Retirement and Consulting Agreement (the "Retirement Agreement") with A. Kirk Lanterman, the President and Chief Executive Officer of the Company's wholly-owned subsidiary, Holland America Line-Westours Inc. The Retirement Agreement replaced a prior agreement between Mr. Lanterman and the Company entered into in 1998 and provides that the Company will pay to Mr. Lanterman in monthly installments over a fifteen year period an annual compensation for past services and consulting services of $1,442,376 beginning upon his retirement from employment with the Company or its subsidiaries. A major portion of these amounts represents bonuses deferred by Mr. Lanterman as described in the Summary Compensation Table above. Mr. Lanterman is required to provide up to five hours of consulting services per month during the term of the Retirement Agreement. In the event of Mr. Lanterman's death prior to the expiration of the Retirement Agreement, the present value of the unpaid balance of the total compensation payable under the Retirement Agreement must be paid to his estate within thirty days of the date of his death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's fiscal year ended November 30, 1999, Messrs. Sherwood
M. Weiser, Micky Arison, Uzi Zucker and Modesto A. Maidique served as members of the Compensation Committee of the Board of Directors. Mr. Arison is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

     TRANSACTIONS WITH SHERWOOD M. WEISER. Mr. Weiser is the Chairman of the Board, Chief Executive Officer and President of CRC Holdings, Inc. ("CRC") as well as one of its principal stockholders. CRC is an independent hotel and casino development and casino management company.

     In June 1998, the Company and CRC entered into a trademark license agreement providing for CRC's use of the "Carnival" trademark so that CRC may do business as "Carnival Resorts & Casinos". In exchange, CRC pays the Company an annual royalty equal to the greater of $100,000 or 1% of CRC's gross revenues, computed in accordance with the terms of the trademark license agreement. During fiscal 1999, CRC paid approximately $486,000 in royalty payments.

     In September 1998, the Company extended a $2 million line of credit to CRC. As security for the loan, CRC executed a promissory note in favor of the Company bearing a variable interest rate based on the prime rate plus one percentage point. Interest is payable monthly. Outstanding balances under the note are due on demand. As of November 30, 1999, CRC had borrowed $1.5 million under the line of credit.

     In connection with the Company's sale to Mr. Weiser of 859,248 shares of CHC International, Inc. ("CHC") capital stock effective November 30, 1994, Mr. Weiser issued a promissory note in favor of the

Company in the original principal amount of $5,370,000 (the "Weiser Note I"). The Weiser Note I bears interest at the rate of 6% per annum payable at maturity. In June 1998, CRC was formed as a spinoff of CHC simultaneously with the merger (the "Merger") of CHC into Wyndham International, Inc. ("Wyndham"). In February 1999, Mr. Weiser transferred to the Company all of the Wyndham common stock received by Mr. Weiser in exchange for the 859,248 shares of CHC in connection with the Merger in partial satisfaction of the Weiser Note I. The Weiser Note I contains a put option which can be exercised by Mr. Weiser at any time, subject to applicable regulatory approval, to require the Company to repurchase the 859,248 shares of CRC pledged by Mr. Weiser in exchange for the full principal and interest due under the Weiser Note I. As of November 30, 1999, $4,966,497 of principal of the Weiser Note I remained outstanding. In January 2000, the Company renewed the outstanding principal amount due under the Weiser Note I and extended the maturity date to January 2008.

     In January 2000, the Company sold an additional 803,785 shares of CRC to Mr. Weiser in exchange for a promissory note in favor of the Company in the original principal amount of $3,965,780 (the "Weiser Note II"). The Weiser Note II bears interest at the rate of 6% per annum payable at maturity in January 2008. The Weiser Note II contains an option which can be exercised by either party at any time, subject to applicable regulatory approval, to require the Company to repurchase the 803,785 shares of CRC pledged by Mr. Weiser in exchange for the full principal and interest due under the Weiser Note II.

     On October 31, 1997, Crowne Plaza Holdings, Inc., a Florida corporation and a 100% subsidiary of the Company ("CPH"), together with Mr. Weiser and the other shareholders of CRC (the "Principals") entered into a transaction to purchase the Crowne Plaza Hotel/Omni Mall Complex in Miami, Florida. The Principals are the owners of CP Miami Holdings, L.L.C., a Florida limited liability company which owns (i) a 17.49% limited partnership interest in CP Miami Hospitality, L.P., the limited partnership established by the Principals to purchase the Crowne Plaza Hotel/Omni Mall Complex and (ii) a 37.1% interest in CP Miami Retail L.P., a Delaware limited partnership which has leased the Omni Mall Complex from CP Miami Hospitality L.P. CPH owns a 48% interest in CP Miami Holdings, L.L.C. Lehman Brothers Holdings, Inc. ("Lehman") extended an $8.5 million loan to CP Miami Hospitality, L.P. Mr. Karim Alibhai (one of the Principals) individually guaranteed and indemnified Lehman from certain liabilities under the loan to CP Miami Hospitality, L.P. Pursuant to a letter agreement with Mr. Alibhai, Mr. Weiser agreed to indemnify Mr. Alibhai for up to 19% of any funds paid by Mr. Alibhai to Lehman arising from his guarantee relating to the Crowne Plaza Hotel (and 19% of the expenses) and 50% of any payments made to Lehman relating to the Omni Mall (and 50% of the expenses).

     A Contribution and Indemnity Agreement was entered into by and among Mr. Weiser, CPH and the other shareholders of CRC, wherein each party indemnified Mr. Weiser severally and up to their respective percentage interests held in the limited partnership, for Mr. Weiser's liability to Mr. Alibhai under the letter agreement. Under the Contribution and Indemnity Agreement, CPH's maximum liability to Mr. Weiser is approximately $1,375,000 exclusive of costs and expenses.

     The terms of the various transactions involving the Company and CRC were the result of arms-length negotiations between the parties.

     TRANSACTIONS WITH MICKY ARISON. Mr. Arison is also the Chairman and Chief Executive Officer and the indirect sole shareholder of Florida Basketball Associates, Inc., the sole general partner of the Miami Heat Limited Partnership ("MHLP"), the owner of the Miami Heat, a professional basketball team. Effective during fiscal 1999, the Company entered into a five year sponsorship agreement with MHLP pursuant to which the Company agreed to pay an aggregate of approximately $1,770,000 and provide goods and services valued at $175,000 in exchange for various sponsorship, marketing and advertising services and the use of floor level season tickets.

     The Company also provided aircraft management services to MHLP. During fiscal 1999, the Company received approximately $65,000 from MHLP as compensation for providing such services. It is expected that the Company will continue to provide such aircraft management services to MHLP in the future.

     TRANSACTIONS WITH UZI ZUCKER. Mr. Zucker, a director of the Company, is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns"). Bear Stearns is one of the investment banking firms serving as an agent of the Company in connection with the Company's public debt and equity offerings. It is expected that Bear Stearns may continue to provide investment banking and consulting services to the Company when so requested by the Company.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

THE COMMITTEES

     The four-member Compensation Committee of the Company's Board of Directors is responsible for annually recommending to the Board of Directors the cash compensation payable to the Company's executive officers named in the Summary Compensation Table. Compensation decisions by the Compensation Committee are submitted to the Board of Directors for approval. The Plan Administration Committee is responsible for the administration of the Company's stock-based incentive plans. The Compensation Committee and the Plan Administration Committee are collectively referred to in this Report as the "Committees".

     The Compensation Committee is comprised of Messrs. Sherwood M. Weiser, Uzi Zucker, and Modesto A. Maidique, each of whom are outside directors of the Company, and Micky Arison, the Chairman and Chief Executive Officer of the Company. Micky Arison, the Estate of Ted Arison and the other Principal Shareholders control approximately 45% of the voting power of the Company. Micky Arison's participation on the Compensation Committee provides the largest shareholders of the Company the ability to directly oversee and influence the compensation policies of the Company. The Plan Administration Committee is comprised of Messrs. Weiser, Zucker and Maidique.

COMPENSATION STRUCTURE

     The key components of the compensation of the Company's Chief Executive Officer and the other executive officers are base salary, annual bonus and stock-based incentives. The objective of the Company is to create a compensation package for executive officers that is competitive with compensation payable by comparable high performing companies, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performance.

     Based on his subjective determination, the Chief Executive Officer recommends to the Compensation Committee and the Plan Administration Committee the amount of total compensation payable to the Chief Executive Officer and the other named officers for each fiscal year. The Committees undertake a subjective review of such recommendations in light of the various factors discussed below. Neither the Chief Executive Officer nor the Committees assign relative values to any factors considered in the compensation process or set predetermined performance targets for purposes of the compensation decisions. The compensation recommendations of the Chief Executive Officer have historically been approved by the Committees and the Board of Directors. The various components of the Company's executive compensation are discussed below.


BASE SALARIES

     The base salaries of the Company's executive officers, including the base salary of the Chief Executive Officer of the Company, are set at a level the Company believes to be below the median of salaries paid to executives of comparable high performing companies. The objective of the Company is to emphasize the variable annual bonus as the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving the Company's goals, including profitability.

BONUSES

     The emphasis on the annual discretionary bonus for the Chief Executive Officer and other corporate level executive officers allows the Company greater flexibility in rewarding favorable individual and corporate performance than possible under a salary-oriented structure. Although there is no specific relationship between the bonus recommendations of the Chief Executive Officer for corporate level executive officers and the performance of the Company for the 1999 fiscal year, the Compensation Committee considered generally in reviewing such recommendations the 18.6% increase in the Company's earnings per share for fiscal 1999 and the shareholder return reflected in the Performance Graph appearing elsewhere in this Proxy Statement.

     The cash bonus for Mr. Lanterman, who is employed by Holland America Line-Westours Inc. ("HALW"), a subsidiary of the Company, is based on the financial performance of HALW and is determined pursuant to the terms of the HALW Key Management Incentive Plan. Annual bonuses to Robert Dickinson and Meshulam Zonis are based on the financial performance of Carnival Cruise Lines and are determined pursuant to the terms of the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan"). Robert H. Dickinson's 1999 annual bonus payable pursuant to the CCL Plan was paid in cash. For all other participants, a portion of the 1999 annual bonus payable pursuant to the CCL Plan was paid in shares of the Company's common stock.

STOCK-BASED INCENTIVES

     The third component of the Company's executive compensation is comprised of stock-based incentive plans. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives which appreciate in value with the continued favorable future performance of the Company. Based on the individual performance of the executive officers, the Chief Executive Officer recommends to the Plan Administration Committee grants of stock options pursuant to the 1992 Stock Option Plan and restricted stock pursuant to the 1993 Restricted Stock Plan.

OTHER COMPENSATION

     The Company has entered into various compensation-related agreements with individual officers. See "EXECUTIVE COMPENSATION--Executive Long-Term Compensation Agreements". Such agreements include stock compensation agreements and deferred compensation arrangements. The Committees and the Board of Directors will continue to consider such arrangements in the future in connection with circumstances which warrant an individualized compensation arrangement.

     In fiscal 1999, some of the Company's executive officers also participated in the Company's nonqualified defined benefit pension plan and all were eligible to participate in the Company's nonqualified 401(k)/profit sharing plan.

                                        THE COMPENSATION COMMITTEE

                                        Sherwood M. Weiser, Chairman
                                        Micky Arison
                                        Modesto A. Maidique
                                        Uzi Zucker

                            STOCK PERFORMANCE GRAPH

     The following graph compares the Price Performance of $100 if invested in common stock with the Price Performance of $100 if invested in each of the S&P 500 Index and the Dow Jones Industry Group REQ (other leisure services and products). The Performance Graph does not contain comparisons with a cruise line industry index or other cruise lines because the great majority of other companies engaged in the cruise business are privately-held companies. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in common stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming the Company's dividends are reinvested on an annual basis, times the market price of the shares at the end of each fiscal year.

                               [GRAPHIC OMITTED]


----------------------------------------------------------------------
 Carnival Corporation     100     122     150     260     335     432
----------------------------------------------------------------------
 Dow Jones Industry
 Group/REQ                100     126     155     178     118     190
----------------------------------------------------------------------
 S&P 500 Index            100     137     175     225     278     337
----------------------------------------------------------------------

           TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH THE COMPANY

     TRANSACTIONS WITH TED ARISON. In 1992, the Company entered into a consulting agreement with Arison Investments Ltd. ("AIL"), a corporation affiliated with Ted Arison, the Company's founder (the "Consulting Agreement") whereby AIL agreed to act as a consultant to the Company with respect to the construction of cruise ships. The Consulting Agreement was terminated upon the death of Ted Arison in October 1999. In fiscal 1999, the Company paid $462,000 to AIL pursuant to the Consulting Agreement.

     The Company also provided aircraft management services to Funair Corporation ("Funair"), a company beneficially owned by a trust established for the benefit of Marilyn Arison, Ted Arison's wife. During fiscal 1999, the Company received approximately $500,000 from Funair in reimbursement of the Company's costs of providing such services. It is expected that the Company will continue to provide such aircraft management services to Funair in the future.

     Under a registration rights agreement (the "Arison Registration Rights Agreement"), the Company granted certain registration rights to Ted Arison with respect to the shares of common stock beneficially owned by him (the "Arison Shares") in consideration for $10,000. The registration rights are held by the Estate of Ted Arison. If, at any time, the Estate of Ted Arison makes a written demand for the registration of any number of the Arison Shares, subject to a minimum amount of 2,000,000 shares, the Company will within 90 days prepare and file with the SEC a registration statement, subject to certain limitations. In addition, if the Company determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan or in connection with a business combination) relating to its common stock or any class of securities convertible into common stock, the Estate of Ted Arison may register the Arison Shares pursuant to such registration statement, subject to certain limitations. The Company has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Estate of Ted Arison, selling costs, underwriting discounts and applicable filing fees.

     REGISTRATION RIGHTS. Pursuant to a letter agreement (the "Trust Registration Rights Agreement") dated July 11, 1989, the Company granted to the Ted Arison Irrevocable Trust (the "Irrevocable Trust") and the Arison Children's Irrevocable Trust (the "Children's Trust", and together with the Irrevocable Trust, the "Trusts") certain registration rights with respect to the 28,554,056 shares of common stock held for investment by the Trusts (the "Shares"). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, a director, Chairman of the Board of Directors and Chief Executive Officer of the Company and Shari Arison, a director of the Company. Effective December 26, 1991, the Children's Trust was divided into three separate continued trusts, including continued trusts for Micky Arison and Shari Arison.

     The Trust Registration Rights Agreement provides that if, at any time, any of the Trusts makes a written demand for the registration of its Shares, the Company will within 90 days prepare and file with the Securities and Exchange Commission a registration statement, subject to certain limitations. The Company is not required to effect any demand registration pursuant to the Trust Registration Rights Agreement unless all of the Shares owned by either of the Trusts are included in the demand for registration. In addition, if the Company determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan, or in connection with a business combination) relating to its common stock or any class of securities convertible into its common stock, either of the Trusts may register its Shares pursuant to such registration statement, subject to certain limitations. The Company has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, underwriting discounts and applicable filing fees.

     TRANSACTIONS WITH CRUISE SPECIALISTS. Janet Olczak, the wife of A. Kirk Lanterman, an executive officer and director of the Company, is the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Olczak's ownership interest in Cruise Specialists is her separate property and, accordingly, Mr. Lanterman does not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including the Company, under arrangements that are common throughout the travel industry whereby Cruise Specialists receives a commission based on sales generated. In fiscal 1999, Cruise Specialists generated approximately $12 million of gross revenues (before commission) for the Company. In connection with such revenues, Cruise Specialists received commissions of approximately $1.9 million. The Company believes that the commissions paid to Cruise Specialists are comparable to those paid to other travel agents for comparable services.

     TRANSACTIONS WITH TRUSTEES. The trustee of the B Trust and the MA 1997 Trust is JMD Delaware, Inc., a Delaware corporation wholly-owned by James M. Dubin. Mr. Dubin is a director of the Company and a partner in the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which firm serves as counsel to the Company and Micky Arison.

     Andrew H. Weinstein is the sole shareholder of TAF Management Company, A.H.W. Limited and Kentish Limited, which act either as trustee or protector of certain Arison family trusts. Mr. Weinstein is a partner in the law firm of Holland & Knight, which firm serves as counsel to the Company and the Estate of Ted Arison.

     TRANSACTIONS WITH AIRTOURS AND DAVID CROSSLAND. The Company currently owns 123,344,501 ordinary shares of Airtours (the "Ordinary Shares"), equivalent to approximately 26% of the ordinary share capital of Airtours. Airtours is an integrated leisure travel group, owning tour operators, charter airlines, travel agencies, cruise ships and holiday hotels. David Crossland owns 48,539,874 Ordinary Shares (or 10%) of Airtours' ordinary share capital. Micky Arison and Howard S. Frank are non-executive directors of Airtours.

     The Company and Airtours each own 50% of Il Ponte, S.p.A, a holding company which owns Costa Crociere, S.p.A., an Italian cruise company. Mr. Crossland currently serves as Chairman of the Board of Il Ponte, S.p.A.

     As a tour operator, Airtours purchases cruises from the Company under arrangements that are common throughout the travel industry whereby Airtours receives a discount based on the amount of cruises purchased. The Company believes the discounts provided to Airtours are comparable to those provided to other tour operators for comparable levels of purchases.

     In April 1997, the Company and Airtours entered into a renewable five-year concession agreement for the Company to provide casino services on board Airtours cruise ships. In exchange for such services, the Company retains a percentage of the gaming revenue derived from such services.

     The terms of the various transactions involving the Company and Airtours were the result of arms-length negotiations between the parties.

     TRANSACTIONS WITH ATLE BRYNESTAD. In May, 1998, the Company and a group of investors acquired the business and assets of Cunard Line Limited and then combined them with Seabourn Cruise Line Limited ("Seabourn"). Prior to this acquisition, the Company and Atle Brynestad each held a 50% interest in Seabourn. As a result of the transactions and certain additional purchases of Seabourn shares by Mr. Brynestad and other investors, the Company and Mr. Brynestad beneficially owned approximately 68% and 17%, respectively, of Seabourn, which has changed its name to Cunard Line Limited. In November 1999, Carnival exercised its rights under agreements with entities controlled by Mr. Brynestad (the "Brynestad Entities") to acquire the shares of Cunard owned by the Brynestad Entities in exchange for shares of the Company's common stock. The Company now owns 100% of Cunard.

     During fiscal 1999, Cunard also paid approximately $227,000 for china and crystal acquired from Hadeland Glassverk AS and Porsgrund Porsel\jnsfabrik AS, both of which are beneficially owned by Mr. Brynestad.

     TRANSACTION WITH SON OF RICHARD G. CAPEN, JR. In September 1999, the Company entered into a sales and marketing agreement with Tehabi Books, a company owned by Mr. Capen's son. The agreement provides that Tehabi Books would manufacture and distribute to book stores the book entitled Voyages: The Romance of Cruising featuring exclusively the Company's ships. The Company has also agreed to purchase 10,000 copies of such books. In fiscal 1999, the Company paid in the aggregate $116,250 to Tehabi Books.

     OTHER TRANSACTIONS. Certain transactions involving Micky Arison, Sherwood
M. Weiser and Uzi Zucker are described in "EXECUTIVE COMPENSATION--Compensation Committee Interlocks and Insider Participation."

     TRANSACTIONS WITH AFFILIATED ENTITIES. The Company has adopted a policy of dealing with affiliated entities on an arms-length basis and it may not engage in business transactions with any affiliate on terms and conditions less favorable to the Company than terms and conditions available at the time for comparable transactions with unaffiliated persons.

                ADDITIONAL QUESTIONS AND INFORMATION REGARDING
                 THE ANNUAL MEETING AND SHAREHOLDER PROPOSALS


Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, the Company's Chairman and Chief Executive Officer, and Arnaldo Perez, the Company's General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED?

A: The Company has only one class of common stock outstanding. Each share of our common stock outstanding as of the close of business on February 14, 2000, the RECORD DATE, is entitled to one vote at the annual meeting. On the RECORD DATE, we had approximately 617,254,814 shares of common stock issued and outstanding.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) he broker lacks discretionary voting power to vote such shares.

Q: WHO WILL COUNT THE VOTE?

A: A representative of First Union National Bank, the Company's transfer agent, will tabulate the votes and act as the inspector of elections.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to Company management.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meeting. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF
   SHAREHOLDERS?

A: You may submit proposals for consideration at future shareholder meetings. In order for shareholder proposals to be considered for inclusion in the Company's Proxy Statement for next year's annual meeting, the written proposals must be received by the Company's Secretary no later than November 2, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year's meeting, but not included in the Proxy Statement, must be submitted in writing by January 16, 2001. If received after such date, the proposal will be deemed to be received in an untimely fashion and proxies granted hereunder will be voted at the discretion of the Board of Directors.

Q: HOW CAN I OBTAIN ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM
   10-K?

A: Copies of the Company's annual report on Form 10-K for the Company's fiscal year ended November 30, 1999 (not including documents incorporated by reference) as filed with the Securities and Exchange Commission will be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. Copies can also be obtained through the Company's home page on the Internet at www.carnivalcorp.com.

   By Order of the Board of Directors

   /s/ ARNALDO PEREZ

   Arnaldo Perez
   GENERAL COUNSEL AND SECRETARY

Dated: March 20, 2000

                                  APPENDIX A

                TRANSLATION OF FORM OF CERTIFICATE OF AMENDMENT
                      OF THE SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                             CARNIVAL CORPORATION

     CARNIVAL CORPORATION, a Panamanian corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     1. Articles Fourth through Thirteenth of the Corporation's Second Amended and Restated Articles of Incorporation, as the same may be amended from time to time (the "Articles"), are hereby renumbered as Articles Sixth through Fifteenth.

     2. The following Articles Fourth and Fifth shall be added to the Articles to read as follows:

      "4. Restrictions on Transfer.

       (a) Definitions. For purposes of these Articles 4 and 5, the following terms shall have the following meanings:

        "Amendment Date" shall mean the date that Articles 4 and 5 are adopted in a Certificate of Amendment that is properly filed.

        "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 267(b) of the Code, as modified in any way by Section 883 of the Code and the regulations promulgated thereunder. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

        "Charitable Beneficiary" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

        "Excess Shares" shall mean Shares resulting from an event described in
Section 4(c) hereof.

        "Excess Share Trust" shall mean the trust created pursuant to Article 5 hereof.

        "Excess Share Trustee" shall mean a Person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, appointed by the Board of Directors as the trustee of the Excess Shares Trust.

        "Existing Holders" shall mean (i) any member of the group of Persons that jointly filed the Third Amended and Restated Schedule 13D with the United States Securities and Exchange Commission on November 22, 1999 with respect to the beneficial ownership of shares of Common Stock; and (ii) any Permitted Transferee.

        "Market Price" of any class of Shares on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The "Closing Price" on any date shall mean
(i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system on which such class of Shares are listed or admitted to trading on the New York Stock Exchange, or (ii) if such class of Shares are listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of Shares are listed or admitted to trading, or (iii) if such class of Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (iv) if such class of Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Shares selected by the Board of Directors.

        "Ownership Limit" shall mean, in the case of a Person other than an Existing Holder (as defined below), Beneficial Ownership of more than four and nine-tenths percent (4.9%), by value, vote or number, of the Shares. The Ownership Limit shall not apply to any Existing Holder.

        "Permitted Transfer" shall mean a Transfer by an Existing Holder to any Person which does not result in the Corporation losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. Any such transferee is herein referred to as a "Permitted Transferee."

        "Person" shall mean a person as defined by Section 7701(a) of the Code.


        "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares in excess of the Ownership Limitation on the Amendment Date) which results in Excess Shares, the Person for whom the Purported Record Holder held Shares that, pursuant to
Section 4(c) hereof, became Excess Shares upon the occurrence of such event.

        "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer had been valid under Section 4(b) hereof.

        "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares in excess of the Ownership Limitation on the Amendment Date) which results in Excess Shares, the record holder of the Shares that, pursuant to Section 4(c) hereof, became Excess Shares upon the occurrence of such event.

        "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 4(b) hereof.

        "Restriction Termination Date" shall mean such date as may be determined by the Board of Directors in its sole discretion (and for any reason) as the date on which the ownership and transfer restrictions set forth in Articles 4 and 5 should cease to apply.

        "Shares" shall mean shares of the Corporation as may be authorized and issued from time to time pursuant to Article 3.

        "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for Shares shall be determined in accordance with Sections 267(b) and 883 of the Code.

       (b) Restrictions of Transfers and Other Events.

     Except as provided in Section 4(i) hereof, from the Amendment Date until the Restriction Termination Date: (1) no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit; (2) any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such Shares in excess of the Ownership Limit; and (3) any Transfer of Shares that, if effective, would result in the Corporation being "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall be void ab initio as to the Transfer of that number of Shares which would cause the Corporation to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder and the intended transferee shall acquire no rights in such Shares.

       (c) Excess Shares.

     (1) If, notwithstanding the other provisions contained in these Articles, at any time from the Amendment Date until the Restriction Termination Date, there is a purported Transfer or other event such that any Person (other than an Existing Holder) would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 4(i) hereof, such Shares which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be designated as Excess Shares (without reclassification), as further described in Section 4(c)(3) hereof. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

     (2) If, notwithstanding the other provisions contained in these Articles, at any time from the Amendment Date until the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 883 of the Code and regulations promulgated thereunder, then, except as otherwise provided in Section 4(i) hereof, the Shares being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Shares, the Corporation to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder (rounded up to the nearest whole share) shall automatically be designated as Excess Shares (without reclassification). The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

       (d) Remedies for Breach.

     If the Board of Directors or their designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of Section 4(b) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section 4(b) hereof, the Board of Directors or their designees may take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 4(b) hereof shall be void ab initio and automatically result in the designation and treatment described in Section 4(c) hereof, irrespective of any action (or non-action) by the Board of Directors or their designees.

       (e) Notice of Restricted Transfer.

     Any Person who acquires or attempts to acquire Shares in violation of
Section 4(b) hereof, or any Person who is a purported transferee such that Excess Shares result under Section 4(c) hereof, shall immediately give written notice to the Corporation of such Transfer, attempted Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as qualifying for exemption from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code.

       (f) Owners Required to Provide Information.

     After the Amendment Date and prior to the Restriction Termination Date:
(1) Every Beneficial Owner of three percent (3%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares shall promptly after becoming such a three percent (3%) Beneficial Owner, give written notice to the Corporation stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares Beneficially Owned, and a description of how such Shares are held. (2) Each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

       (g) Remedies Not Limited.

     Subject to Section 4(l) hereof, nothing contained in these Articles shall limit the authority of the Board of Directors to take such other action as they deem necessary or advisable to protect the interests of the Corporation's shareholders by preservation of the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

       (h) Ambiguity.

     In the case of an ambiguity in the application of any of the provisions of these Articles, including any definition contained in Section 4(a) hereof, the Board of Directors shall have the power to determine the application of the provisions of these Articles with respect to any situation based on the facts known to them.

       (i) Exception.

     The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code will not be jeopardized, may exempt a Person (or may generally exempt any class of Persons) from the Ownership Limit if the Board of Directors, in its sole discretion, ascertains that such Person's (or Persons') Beneficial Ownership of

Shares will not jeopardize the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code. The Board of Directors may require representation and undertakings from such Person or Persons as are necessary to make such determination.

       (j) Legend.

     After the Amendment Date, and prior to the Restriction Termination Date, each certificate for the Shares shall bear the following legend:

     The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors or exempted by the terms of the Articles of Incorporation of Carnival Corporation, no Person may (1) Beneficially Own Shares in excess of 4.9% of the outstanding Shares, by value, vote or number, determined as provided in the Articles of Incorporation of Carnival Corporation, and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Shares which would result in the Corporation being "closely held". Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be designated and treated as Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on exceeding certain ownership levels. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation. The Corporation will mail without charge to any requesting shareholder a copy of the Articles of Incorporation, including the express terms of each class and series of the authorized Shares of the Corporation, within five (5) days after receipt of a written request therefor.

       (k) Severability.

     If any provision of Article 4 or 5 or any application of any such provision is determined to be invalid by any Panamanian court or United States Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

       (l) New York Stock Exchange Transactions.

     Nothing in these Articles shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Articles and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in these Articles.

     5. Excess Shares.

       (a) Ownership In Trust.

     Upon any purported Transfer or other event that results in Excess Shares pursuant to Section 4(c) hereof, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Shares so held in trust shall be issued and outstanding shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in Section 5(c) or (e). The Excess Share Trustee may resign at any time so long as the Corporation shall have appointed a successor trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

       (b) Dividend Rights.

     Excess Shares shall be entitled to the same dividends determined as if the designation of Excess Shares had not occurred. Any dividend or distribution paid prior to the discovery by the Corporation that the Shares have been designated as Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

       (c) Rights Upon Liquidation.

     Upon liquidation, dissolution or winding up of the Corporation, the Purported Beneficial Transferee or Purported Beneficial Holder shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up or (2) (x) in the case of Excess Shares resulting from a purported Transfer, the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of the devise, gift or other similar event, the Market Price of such Shares on the date of such devise, gift or other similar event) or (y) in the case of Excess Shares resulting from an event other than a purported Transfer, the Market Price of the Shares on the date of such event. Any amounts received in excess of such amount shall be paid to the Charitable Beneficiary.

       (d) Voting Rights.

     The Excess Share Trustee shall be entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Panamanian law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The purported owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     Notwithstanding the provisions of these Articles, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

       (e) Restrictions On Transfer; Designation of Excess Share Trust Beneficiary.

     Excess Shares shall be transferable only as provided in this Section 5(e). At the direction of the Board of the Directors, the Excess Share Trustee shall transfer the Excess Shares held in the Excess Share Trust to a Person or Persons (including, without limitation, the Corporation under Section 5(f) below) whose ownership of such Shares shall not violate the Ownership Limit or otherwise cause the Corporation to become "closely held" within the meaning of
Section 883 of the Code within 180 days after the later of (i) the date of the Transfer or other event which resulted in Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 4(e) hereof. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Shares as Excess Shares shall thereupon cease and a payment shall be made to the Purported Beneficial Transferee, Purported Beneficial Holder and/or the Charitable Trustee as described below. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other similar event) a price per share equal to the Market Price of the Shares on the date of the purported Transfer that resulted in the Excess Shares. If the Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Shares equal to the lesser of
(A) the price per share received by the Excess Share Trustee and (B) the Market Price of the Shares on the date of the event that resulted in Excess Shares. Prior to any transfer of any interest in the Excess Share Trust, the Corporation must have waived in writing its purchase rights, if any, under
Section 5(f) hereof. Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Corporation shall pay the costs and expenses of the Excess Share Trustee.

     Notwithstanding the foregoing, if the provisions of this Section 5(e) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation, in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

       (f) Purchase Right in Excess Shares.

     Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Excess Share equal to (i) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of devise, gift or other similar event, the Market Price of the Shares on the date of such devise, gift or other similar event), or (B) the lowest Market Price of the class of Shares which resulted in the Excess Shares at any time after the date such Shares were designated as Excess Shares and prior to the date the Corporation, or its designee, accepts such offer or (ii) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the Shares on the date of such event or (B) the lowest Market Price for Shares which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in such Excess Shares and
(ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 4(e) hereof.

       (g) Underwritten Offerings.

     The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering or placement agent in a private offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

       (h) Enforcement.

     The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of these Articles.

       (i) Non-Waiver.

     No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

     (j) No Trust Business.

     Notwithstanding anything to the contrary included in these Articles, the creation and continued existence of the Excess Share Trust may not be regarded as constituting the exercise by the Excess Share Trustee of trust business in Panama in violation of the trust laws of Panama."

     IN WITNESS Whereof, this Certificate of Amendment has been duly executed
as of the    day of April, 2000.


___________________________________          ___________________________________
M. Micky Arison                              Arnaldo Perez
President                                    Secretary

                   DIRECTIONS TO THE DORAL GOLF RESORT & SPA

FROM EAST/AIRPORT, DOWNTOWN, SOUTH BEACH:

/bullet/ Take State Road 836 West (Dolphin Expressway).
/bullet/ Exit N.W. 87th Avenue North. Follow exit ramp to stop light and turn left onto N.W. 12th Street.
/bullet/ Turn right at stop light onto N.W. 87th Avenue.
/bullet/ Travel 2.5 miles to intersection of N.W. 36th Street.
/bullet/ Entrance just past 36th Street intersection on the left.

FROM THE NORTHEAST/NORTH MIAMI BEACH, FT. LAUDERDALE, BOCA RATON, WEST PALM BEACH, DAYTONA, AND JACKSONVILLE:

/bullet/ Take I-95 South to 826 West (Palmetto Expressway).
/bullet/ NOTE: 826 (Palmetto) turns SOUTH.
/bullet/ Travel approximately 15 miles to N.W. 36th Street West exit. /bullet/ Travel 1.5 miles to N.W. 87th Avenue.
/bullet/ Turn right at intersection, entrance immediately on the left.

FROM NORTHWEST/WESTERN BROWARD COUNTY, ORLANDO, CENTRAL FLORIDA:

/bullet/ Take Florida Turnpike South.
/bullet/ Exit on N.W. 41st Street East.
/bullet/ Travel approximately four miles.
/bullet/ Turn left at N.W. 87th Avenue intersection, entrance immediately on the left.

FROM WEST/NAPLES, FT. MYERS, SARASOTA, TAMPA, TALLAHASSEE:

/bullet/ Take Sawgrass Expressway South to I-75 South.
/bullet/ NOTE: From Naples, take Alligator Alley to I-75 South.
/bullet/ Exit onto Florida Turnpike South.
/bullet/ Travel 13 miles to exit N.W. 41st Street East (Exit #29) and turn left/east.
/bullet/ Travel approximately four miles.
/bullet/ Turn left at N.W. 87th Avenue intersection, entrance immediately on the left.

FROM SOUTH/KENDALL, HOMESTEAD, THE KEYS:

/bullet/ Take Florida Turnpike North.
/bullet/ Exit at N.W. 41st Street East.
/bullet/ Travel approximately four miles.
/bullet/ Turn left at N.W. 87th Avenue intersection, entrance immediately on the left.

                               [GRAPHIC OMITTED]
                                    CARNIVAL
                                  CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS

                           DORAL GOLF RESORT AND SPA
                             4400 N.W. 87TH AVENUE
                                MIAMI, FLORIDA

                                APRIL 10, 2000
                                   11:00 A.M.


                           - FOLD AND DETACH HERE -

                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARNIVAL CORPORATION

     THE UNDERSIGNED HEREBY APPOINTS MICKY ARISON AND ARNALDO PEREZ AND EACH OF THEM AS PROXIES WITH FULL POWER OF SUBSTITUTION, WITH ALL THE POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, TO VOTE ALL SHARES OF COMMON STOCK OF CARNIVAL CORPORATION WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS AND ANY ADJOURNMENT(S) THEREOF.

A Vote FOR Proposals 1, 2 and 3 is recommended by the Board of Directors.

(1) Election as Director.

    [ ] FOR each nominee listed below           [ ] WITHHOLD AUTHORITY to vote
        (except as marked to the contrary below)    for the nominee listed below

         Micky Arison, Shari Arison, Maks L. Birnbach, Atle Brynestad,
  Richard G. Capen, Jr., David Crossland, Robert H. Dickinson, James M. Dubin,
   Howard S. Frank, A. Kirk Lanterman, Modesto A. Maidique, William S. Ruben,
      Stuart Subotnick, Sherwood M. Weiser, Meshulam Zonis, and Uzi Zucker

    (INSTRUCTION: TO WITHHOLD authority to vote for any individual nominee, write that nominee's name on line below.)

     ___________________________________________________________________________


(2) Approval of an amendment to the Company's Second Amended and Restated Articles of Incorporation.

     (check one box)   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           - FOLD AND DETACH HERE -



(3) Ratification of Independent Certified Public Accountants.

    (check one box)   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other business as may come before the Annual Meeting, or any adjournment(s) thereof.

I will be attending the Annual Meeting [ ] Print Name below

_________________________________________________________________________

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1, 2 and 3.

                                             Date:________________________, 2000

                                             Signature:_________________________

                                             Signature:_________________________


                                             (Please sign exactly as name
                                             appears to the left.)
                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THE PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.